Exhibit 10.1

HIGHWOODS REALTY LIMITED PARTNERSHIP

OFFICE LEASE

TABLE OF CONTENTS

Section 1:		Basic Definitions and Provisions
	a.	Premises
	b.	Term
	c.	Permitted Use
	d.	Occupancy Limitation
	e.	Base Rent
	f.	Rent Payment Address
	g.	Security Deposit
	h.	Business Hours
	i.	Electrical Service
	j.	After Hours HVAC Rate
	k.	Parking
	l.	Notice Addresses
	m.	Broker
Section 2.		Leased Premises
	a.	Premises
	b.	Rentable Square Foot Determination
	c.	Common Areas
Section 3:		Term
	a.	Commencement and Expiration Dates
	b.	Adjustments to Commencement Date
	c.	Termination by Tenant for Failure to Deliver Possession
	d.	Delivery of Possession
	e.	Adjustment of Expiration Date
	f.	Right to Occupy
	g.	Commencement Agreement
Section 4:		Use
	a.	Permitted Use
	b.	Prohibited Uses
	c.	Prohibited Equipment in Premises
Section 5:		Rent
	a.	Payment Obligations
	b.	Base Rent
	c.	Additional Rent
Section 6:		Security Deposit
	a.	Amount of Deposit
	b.	Application of Deposit
	c.	Refund of Deposit
Section 7:		Services by Landlord
	a.	Base Services
	b.	Landlord’s Maintenance
	c.	No Abatement
	d.	Tenant’s Obligation to Report Defects
	e.	Limitation on Landlord’s Liability
Section 8:		Tenant’s Acceptance and Maintenance of Premises
	a.	Acceptance of Premises
	b.	Move-in Obligations
	c.	Tenant’s Maintenance
	d.	Alterations to Premises
	e.	Restoration of Premises
	f.	Landlord’s Performance of Tenant’s Obligations
	g.	Construction Liens
	h.	Communications Compliance
Section 9:		Property of Tenant
	a.	Property Taxes
	b.	Removal

Section 10:		Signs
Section 11:		Access to Premises
	a.	Tenant’s Access
	b.	Landlord’s Access
	c.	Emergency Access
Section 12:		Tenant’s Compliance
	a.	Laws
	b.	Rules and Regulations
Section 13:		ADA Compliance
	a.	Tenant’s Compliance
	b.	Landlord’s Compliance
	c.	ADA Notices
Section 14:		Insurance Requirements
	a.	Tenant’s Liability Insurance
	b.	Tenant’s Property Insurance
	c.	Certificates of Insurance
	d.	Insurance Policy Requirements
	e.	Landlord’s Property Insurance
	f.	Mutual Waiver of Subrogation
Section 15:		Indemnity
	a.	Tenant Indemnity
	b.	Landlord Indenmity
	c.	Defense Obligation
Section 16:		Quiet Enjoyment
Section 17:		Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
	a.	Subordination and Attornment
	b.	Non-Disturbance
	c.	Estoppel Certificates
Section 18:		Assignment – Sublease
	a.	Landlord Consent
	b.	Definition of Assignment
	c.	Permitted Assignments/Subleases
	d.	Notice to Landlord
	e.	Prohibited Assignments/Subleases
	f.	Limitation on Rights of Sublessee
	g.	Tenant Not Released
	h.	Landlord’s Right to Collect Sublease Rents Upon Tenant Default
	i.	Excess Rents
	j.	Landlord’s Fees
	k.	Unauthorized Assignment or Sublease
Section 19:		Damages to Premises
	a.	Landlord’s Restoration Obligations
	b.	Termination of Lease by Landlord
	c.	Termination of Lease by Tenant
	d.	Tenant’s Restoration Obligations
	e.	Rent Abatement
	f.	Waiver of Claims
Section 20:		Eminent Domain
	a.	Effect on Lease
	b.	Right to Condemnation Award
Section 21:		Environmental Compliance
	a.	Environmental Laws
	b.	Tenant’s Responsibility
	c.	Tenant’s Liability
	d.	Limitation on Tenant’s Liability

	e.	Inspections by Landlord
	f.	Landlord’s Liability
	g.	Property
	h.	Tenant’s Liability after Termination of Lease
Section 22:		Default
	a.	Tenant’s Default
	b.	Landlord’s Remedies
	c.	Landlord’s Expenses
	d.	Remedies Cumulative
	e.	No Accord and Satisfaction
	f.	No Reinstatement
	g.	Unlawful Detainer
Section 23:		Multiple Defaults
	a.	Loss of Option Rights
	b.	Increased Security Deposit
	c.	Effect on Notice Rights and Cure Periods
Section 24:		Bankruptcy
	a.	Trustee’s Rights
	b.	Adequate Assurance
	c.	Assumption of Lease Obligations
Section 25:		Notices
	a.	Addresses
	b.	Form; Delivery; Receipt
	c.	Address Changes
	d.	Notice by Legal Counsel
Section 26:		Holding Over
Section 27:		Right to Relocate [Intentionally Omitted]
Section 28:		Broker’s Commissions
	a.	Broker
	b.	Landlord’s Obligation
	c.	Indemnity
Section 29:		Miscellaneous
	a.	No Agency
	b.	Force Majeure
	c.	Building Standard Improvements
	d.	Limitation on Damages
	e.	Satisfaction of Judgments Against Landlord
	f.	Interest
	g.	Legal Costs
	h.	Sale of Premises or Building
	i.	Time of the Essence
	j.	Transfer of Security Deposit
	k.	Tender of Premises
	l.	Tenant’s Financial Statements
	m.	Recordation
	n.	Partial Invalidity
	o.	Binding Effect
	p.	Entire Agreement
	q.	Good Standing
	r.	Terminology
	s.	Headings
	t.	Choice of Law
	u.	Effective Date
Section 30:		Special Conditions
	a.	Right of Refusal
Section 31:		Addenda and Exhibits
	a.	Lease Addendum Number One – “Work Letter”

b.	Lease Addendum Number Two – “Additional Rent – Operating Expense Pass Throughs”
c.	Lease Addendum Number Three – “Option to Renew Lease Term”
d.	Lease Addendum Number Four – [Intentionally Omitted]
e.	Lease Addendum Number Five – Rooftop License Agreement
f.	Exhibit A – Premises
g.	Exhibit B – Rules and Regulations
h.	Exhibit C – Commencement Agreement
i.	Exhibit D – Memorandum of Lease
j.	Exhibit E – Operating Expense Exclusions

Commonwealth of Virginia:

County of Henrico:

OFFICE LEASE

THIS LEASE (“Lease”), made this 4th day of August, 2006, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, (“Landlord”) and INSMED INCORPORATED, a Virginia corporation (“Tenant”), provides as follows:

1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a.	Premises.	Rentable Square Feet:	18,551
Usable Square Feet:
		Core Area Factor (R/U ratio)	1:12

		Suite:	200
		Building:	Stony Point IV
		Street Address:	8720 Stony Point Parkway
		City:	Richmond
		Commonwealth/Zip Code:	Virginia 23235

b.	Term.	Number of Months:	120 from Rent Commencement Date
		Occupancy Date:	As defined in Section 3, anticipated to be October 13, 2006
		Rent Commencement Date:	Anticipated to be November 1, 2006
		Expiration Date:	Anticipated to be October 31, 2016

c.	Permitted Use.	General office use for Tenant’s corporate headquarters

d.	Occupancy Limitation.	No more than four (4) persons per one thousand (1,000) rentable square feet.

e. Base Rent. The minimum base rent for the Term is $4,253,328.48, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS	MONTHLY RENT	CUMULATIVE RENT
11/1/06-10/31/07	$30,918.33	$371,019.96
11/1/07-10/31/08	$31,845.88	$382,150.56
11/1/08-10/31/09	$32,801.26	$393,615.12
11/1/09-10/31/10	$33,785.30	$405,423.60
11/1/10-10/31/11	$34,798.86	$417,586.32
11/1/11-10/31/12	$35,842.82	$430,113.84
11/1/12-10/31/13	$36,918.11	$443,017.32
11/1/13-10/31/14	$38,025.65	$456,307.80
11/1/14-10/31/15	$39,166.42	$469,997.04
11/1/15-10/31/16	$40,341.41	$484,096.92

	BASE RENT	$4,253,328.48

f.	Rent Payment Address.	HIGHWOODS REALTY LIMITED PARTNERSHIP
P.O. Box 409370
Atlanta, Georgia 30384
Tax ID #: 56-1869557

g.	Security Deposit.	$25,000.00

h.	Business Hours.	8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays).

i.	Electrical Service.	No more than four (4) watts per usable square foot for convenience outlets.

j.	After Hours HVAC Rate.	$25.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

k.	Parking.	Unreserved; not to exceed four (4) spaces per one thousand (1,000) rentable square feet. In addition, Landlord shall provide five (5) reserved parking spaces at a mutually agreeable location

l.	Notice Addresses.

LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
4501 Highwoods Parkway, Suite 400
Glen Allen, Virginia 23060
Attn: Divisional Manager

with a copy to:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/876-2448

TENANT:	INSMED INCORPORATED
Stony Point IV, 8720 Stony Point Parkway
Richmond, VA 23235
Attn: Mr. Kevin Tully
Facsimile #:

m. Broker.	The Oppenheim Group
2035 Sul Ross
Houston, TX 77098
Attn: Joel Oppenheim

2. LEASED PREMISES.

a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto.

b. Rentable Square Foot Determination. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease.

c. Common Areas. Tenant shall have non-exclusive access to the common areas of the Building. The common areas generally include space that is not included in portions of the building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways and plazas (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord, pursuant to this Lease.

3. TERM.

a. Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

b. Adjustments to Occupancy and Commencement Dates.

i.	Landlord will give Tenant possession of the Premises as of October 13, 2006 (the “Occupancy Date”). From and after the Occupancy Date Tenant will have full rights to use the Premises as set forth herein, and shall be bound by the provisions hereof, including, without limitation, the provisions of subsection f of this Section 3.

ii.	If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Occupancy Date, other than as a result of delay caused by Tenant, then such delay shall not relieve Tenant of its obligations under this Lease, but commencing on the Commencement Date, Tenant shall be given two days free occupancy for each day of delay beyond the Occupancy Date not caused by Tenant, with such free days to be credited against the next monthly rent payment.

c. Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises within sixty (60) days after the original Commencement Date set forth in the first sentence of this Section 3 (excluding any delays resulting from force majeure or caused by Tenant – “Excused Delays”), then Tenant may terminate this Lease by giving notice to Landlord within one hundred (100) days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises to begin operating its business.

d. Delivery of Possession. Unless otherwise specified in the Work Letter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.

e. Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

f. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

g. Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in a Commencement Agreement, in a form similar to Exhibit C attached hereto, to be prepared by Landlord and executed by the parties.

4. USE.

a. Permitted Use. The Premises may be used only for general office purposes in connection with Tenant’s Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

b. Prohibited Uses. Tenant shall not use the Premises:

i.	In violation of any restrictive covenants which apply to the Premises, a copy of which has been provided to Tenant;

ii.	In any manner that constitutes a nuisance or trespass;

iii.	In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord’s insurance premiums which results from Tenant’s use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord, on demand, the amount of such increase shall be an event of default;

iv.	Landlord acknowledges that Tenant’s Permitted Use of the Premises does not increase the Insurance Premiums nor violate any restrictive covenants;

v.	In any manner that creates unusual demands for electricity, heating or air conditioning; or

vi.	For any purpose except the Permitted Use, unless consented to by Landlord in writing.

c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand.

5. RENT.

a. Payment Obligations. Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.	Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.	Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.	If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv.	For each Rent payment Landlord receives after the fifth (5th) day of the month and after Landlord has given Tenant written notice that such payment is due and not received, provided, however, Landlord shall be obligated to give Tenant such notice only one time in any calendar year, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of seven hundred fifty ($750.00) dollars. Landlord shall forgive such late fee once per calendar year during the Term of this Lease.

v.	If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b. Base Rent. Tenant shall pay Base Rent as set forth in Section 1e.

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.	Tenant’s Proportionate Share of the increase in Landlord’s Operating Expenses as set forth in Lease Addendum Number Two;

ii.	Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior notice to Tenant, may terminate this Lease; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then the Base Rent shall be increased by an amount equal to such tax. If Landlord is also prohibited by applicable law from collecting the amount of such tax from Tenant as Base Rent, then Landlord and Tenant shall reasonably cooperate to determine a method for Landlord to collect such tax from Tenant that is not prohibited by applicable law; and

iii.	Any construction supervision fees in connection with the construction of Tenant Improvements or alterations to the Premises.

6. SECURITY DEPOSIT.

a. Amount of Deposit. Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. The Security Deposit shall not bear interest.

b. Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

c. Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month’s Rent.

7. SERVICES BY LANDLORD.

a. Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

i.	Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.	Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets as set forth in Section 1i. Tenant shall provide reasonable access to Landlord, its contractors and any contractors for an electric service provider in connection with any change in providers of electric service to the Building. Any reasonable expenses incurred by Landlord in changing electric service providers shall be included in the Operating Expenses for the Building. The Landlord shall not include the cost to the extent the cost exceeds the savings realized.

iii.	Operatorless elevator service.

iv.	Building standard fluorescent lighting composed of 2’ x 4’ fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.	Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h; provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Notwithstanding the foregoing, Tenant shall be solely responsible for all costs associated with the engineering, installation, operation, maintenance and repair of any supplemental HVAC unit in the Premises if required pursuant to Section 4c above or any supplemental HVAC unit that is installed and/or operated in the Premises at Tenant’s request.

vi.	After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to increases to reimburse Landlord for increased costs actually incurred by Landlord.

vii.	Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours.

viii.	A reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant’s employees and visitors in common with the other tenants and their employees and visitors.

Notwithstanding anything herein to the contrary, Landlord reserves the right to charge Tenant for its actual expenses involved in providing unscheduled service calls at Tenant’s request beyond the scope of the Base Services set forth above.

b. Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement. In addition to the foregoing, if Tenant owns any special HVAC units, Landlord agrees to provide maintenance for such units at Landlord’s actual cost for providing such service.

c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency. Notwithstanding anything to the contrary in this Lease, if any services or utilities required to be provided by Landlord under this Lease are interrupted or otherwise cease to be provided as required for any reason, except for circumstances outside of Landlord’s control, and any part of the Premises becomes unfit for Tenant’s normal use such that Tenant cannot reasonably conduct its Permitted Use in the Premises and Tenant does not conduct its Permitted Use in the Premises, and the interruption continues for a period of at least five (5) consecutive business days, then Rent shall abate during the period beginning on the sixth consecutive business day of the interruption and ending on the date the service is restored. If such interruption of services extends for a period of thirty (30) consecutive business days and, as a result thereof, Tenant cannot occupy the Premises and does not occupy the Premises for a period of thirty (30) consecutive business days, Tenant shall have the right to terminate this Lease without further liability to Landlord.

d. Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.

e. Limitation on Landlord’s Liability. Landlord shall not be responsible for providing telephone or other communication services to the Premises. Landlord shall only be responsible to provide conduit and cabling from the Premises to the nearest pedestal of such service providers. Except as otherwise provided herein, Landlord shall not be required to provide Tenant access to any satellite dish.

8. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Subject to the terms of the attached Work Letter, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”. Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Work Letter.

b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

c. Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant’s willful act or negligence; (iii) repair and replace Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises. If Tenant requests such alterations, then Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include a construction supervision fee to be paid to Landlord in an amount equal to five percent (5%) of the cost of the work). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. All such alterations are subject to the prior written approval of Landlord.

e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect to require Tenant to leave any Non-Standard Improvements in the Premises unless at the time such Non-Standard

Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements. Landlord must inform Tenant at the time Tenant requests permission to install Non-Standard Improvements that those improvements are non-standard and will need to be removed and the Premises restored to it’s original condition at the Commencement Date. Tenant shall be responsible for removing and shall repair any damage caused by the removal of any Non-Standard Improvements. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, and (vi) any other improvements that are not part of the Building Standard Improvements.

f. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

g. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge the lien within ten (10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h. Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises. Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto. Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord. Landlord’s approval may be conditioned in such a manner to as to protect Landlord’s financial interests, the interest of the Building, and the other tenants therein. The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent. Landlord’s consent may be conditioned in such a manner so as to protect Landlord’s financial interests, the interests of the Building, and the other tenants therein. At Landlord’s option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant’s sole cost.

9. PROPERTY OF TENANT.

a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b. Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord, after reasonable written notice to Tenant, may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld at Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord’s expense. Furthermore, Tenant is granted the nonexclusive right to install its signage on the top half of the monument sign in the front of the Building. Such signage shall be installed and removed at Tenant’s sole cost and expense, and the design of such signage on the monument sign shall be subject to Landlord’s consent, not to be unreasonably withheld. Should Tenant sublease or assign over fifty percent (50%) of the Premises (unless such assignment is a Permitted Assignment), then Tenant’s monument signage rights shall terminate.

11. ACCESS TO PREMISES.

a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-business hours compromise the security of the Building.

b. Landlord’s Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants.

c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

12. TENANT’S COMPLIANCE.

a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are reasonable and are uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13. ADA COMPLIANCE.

a. Tenant’s Compliance. Landlord shall construct the Building and related improvements and deliver the Premises to Tenant in compliance with the ADA, as hereinafter defined. Tenant, at Tenant’s sole expense, shall comply with all applicable laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”).

b. Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas, parking and access and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises except as provided in Section 13(a) above. Landlord shall not be required to make changes to the Common Areas, parking and access or restrooms of the Building to comply with applicable ADA standards adopted after construction of the Building unless specifically required to do so by law.

c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

14. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

b. Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building, with coinsurance waived. Landlord shall neither have, nor make, any claim against Tenant for any loss or damage to the Landlord’s property, regardless of the cause of the loss or damage.

f. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid or would have been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance provided for in this Lease carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

15. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Landlord and Tenant agree as follows:

a. Tenant Indemnity. Except as otherwise provided in this Lease, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any negligent act of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

b. Landlord Indemnity. Except as otherwise provided in this Lease, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Premises or the Building, (ii) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (iii) any negligent act of Landlord, or any officer, agent, employee, contractor, servant, invitee or guest of Landlord.

c. Tenant Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel reasonably acceptable to Landlord. The provisions of this Section 15 shall survive the termination of this Lease.

d. Landlord Defense Obligation. If any such action is brought against Tenant, then Landlord, upon notice from Tenant, shall defend the same through counsel selected by Tenant’s insurer, or other counsel reasonably acceptable to Tenant. The provisions of this Section 15 shall survive the termination of this Lease.

16. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed, provided such action does not unreasonably interfere with Tenant operating its business in the Premises.

17. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.	Making this Lease superior or subordinate to the interests of the mortgagee in the Building;

ii.	Agreeing to attorn to the mortgagee;

iii.	Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.	Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

b. Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement to recognize the rights of Tenant under this Lease and not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

c. Estoppel Certificates. Tenant agrees to execute within five (5) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iv) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (v) any default or breach by Landlord, and (vi) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

18. ASSIGNMENT – SUBLEASE.

a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee, (ii) the proposed use of the Premises, (iii) (iv) whether the assignee or sublessee will vacate other space owned by Landlord, (v) whether Landlord is negotiating with the proposed sublessee or assignee for a lease of other space owned by Landlord, and (vi) any unique renovations need to be made to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent.

b. Definition of Assignment. For the purpose of this Section 18, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 4.

d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

e. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f. Limitation on Rights of Sublessee. Any sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent. Notwithstanding the foregoing, if a sublessee occupies the entire Premises and has financial capability and creditworthiness equal to or greater than that of Tenant, such sublessee shall have the right to exercise such options.

g. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

i. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then fifty (50%) percent of any such excess shall be paid over to Landlord by Tenant.

j. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which consent is required. If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance.

k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease. If Tenant makes any unauthorized assignment or sublease, Landlord shall have the right, at Landlord’s discretion, to declare such assignment or sublease void.

19. DAMAGES TO PREMISES.

a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.	Intentionally Omitted.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, but, Landlord shall restore the Premises to the same condition as it existed immediately prior to the Casualty.

b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of the notice of termination.

c. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred fifty (150) days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; or (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within ten (10) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

d. Tenant’s Restoration Obligations. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s trade fixtures, decorations, signs, contents, and any Non-Standard Improvements made to the Premises by Tenant after the Lease Commencement Date. All repair, restoration or replacement shall be at least to the same condition as existed prior to the Casualty. The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

e. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises whichever shall first occur. However, if the Casualty is caused by the gross negligence or willful misconduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

f. Waiver of Claims. Except as otherwise provided in this Lease the abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration; provided, however, that nothing in this subsection f shall limit Landlord’s indemnity obligations under Sections 15(b) or 21(f).

20. EMINENT DOMAIN.

a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. If only a portion of the Premises is taken and in Tenant’s sole discretion Tenant cannot reasonably conduct its business in the portion remaining, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord, in which event this Lease and Tenant’s obligations hereunder shall terminate ninety (90) days after Tenant gives Landlord such notice.

b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

21. ENVIRONMENTAL COMPLIANCE.

a. Environmental Laws. The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b. Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c. Tenant’s Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, (or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

d. Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) to the extent such violation was not caused by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, and after prior written notice to Tenant’ conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 21. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 21. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

f. Landlord’s Liability. Landlord represents and warrants that, to the best of Landlord’s knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall hold Tenant free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Tenant shall incur, (or which Tenant would otherwise incur, by reason of Landlord’s failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Premises into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Tenant’s attorneys, engineers, and consultants incurred by Tenant in enforcing and confirming compliance with this Section 21(f).

g. Property. For the purposes of this Section 21, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

h. Liability After Termination of Lease. The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord or Tenant and their respective successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which a party has agreed to indemnify the other under this Section 21.

22. DEFAULT.

a. Tenant’s Default. Tenant shall be in default under this Lease if Tenant:

i.	Fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and such default continues for five (5) business days after Landlord’s delivery of written notice of such default to Tenant, provided, however, that Landlord shall be obligated to give Tenant such notice not more than one (1) time during any calendar year;

ii.	Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within thirty (30) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within thirty (30) days, Tenant does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.	Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

iv.	Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

b. Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following:

i.	Terminate this Lease and recover all damages caused by Tenant’s breach, including consequential damages for lost future rent;

ii.	Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable;

iii.	Declare the entire remaining Base Rent and Additional Rent immediately due and payable, such amount to be discounted to its present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining term of the Lease as selected by Landlord;

iv.	Bring action for recovery of all amounts due from Tenant;

v.	Seize and hold any personal property of Tenant (but not of Tenant’s employees) located in the Premises and assert against the same a lien for monies due Landlord;

vi.	Lock the Premises and deny Tenant access thereto without obtaining any court authorization; or

vii.	Pursue any other remedy available in law or equity.

c. Landlord’s Expenses; Attorneys Fees. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g. Unlawful Detainer. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for unlawful detainer from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

23. MULTIPLE DEFAULTS.

a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant be in monetary default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord,

Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit by, a sum equal to three (3) months’ installments of Base Rent. The Security Deposit shall be governed by the terms of this Lease.

c. Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

24. BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.	In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.	Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

25. NOTICES.

a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice.

b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party’s legal counsel.

26. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

27. RIGHT TO RELOCATE. [Intentionally Omitted]

28. BROKER’S COMMISSIONS.

a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m.

b. Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

29. MISCELLANEOUS.

a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

b. Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

c. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d. Limitation on Damages. Notwithstanding any other provisions in this Lease, neither party shall be liable to the other for any special, consequential, incidental or punitive damages.

e. Satisfaction of Judgments Against Landlord. If Landlord, or any one of its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f. Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 12% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

g. Legal Costs. The prevailing party in any legal proceedings shall be awarded its costs and expenses from the non-prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).

h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall not be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

i. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

k. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l. Tenant’s Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

m. Recordation. This Lease may not be recorded without Landlord’s prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes In a form similar to Exhibit D attached hereto.

n. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

o. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

p. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

q. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

r. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

s. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

t. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

u. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

v. Survival. Except as otherwise expressly set forth herein, the rights, remedies and obligations of the parties that arise or are incurred hereunder prior to the expiration or termination of this Lease shall survive and not be affected by the expiration or termination of this Lease.

30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

a. Right of Refusal. Subject to any existing tenant’s rights and provided this Lease is in full force and effect and has not otherwise expired or been terminated in accordance with the terms thereof, and further provided that Tenant is not then in default beyond any applicable cure period hereunder, Tenant shall have an ongoing right of refusal (the “Right of Refusal”) to lease any available contiguous space on the second floor of the Building which is offered by Landlord for lease to third party tenants after the date of this Lease and prior to the expiration or sooner termination of the Term of this Lease (as such term may be extended) (the “Additional Space”) in accordance with the provisions set forth below. If Landlord receives a bona fide offer (the “Offer”) from a third party to lease the Additional Space, and the Offer is acceptable to Landlord, Landlord shall, prior to acceptance of the Offer, provide Tenant with the terms of the Offer in writing (the “Offer Notice”). Tenant shall respond to Landlord in writing within five (5) business days after delivery to Tenant of the Offer Notice as to Tenant’s decision either to lease the Additional Space or to waive its rights hereunder. Time is of the essence of this provision. Tenant’s failure to notify Landlord within such time shall be deemed an immediate waiver of Tenant’s rights to lease such Additional Space. If Tenant timely notifies Landlord that it desires to lease the Additional Space covered by the Offer, Landlord shall thereupon lease the Additional Space to Tenant (and Tenant shall accept such Additional Space) upon the terms and conditions as contained in this Lease, except for any terms specified in the Offer which differ from the terms of this Lease, in which case the terms of the Offer shall govern. Notwithstanding the foregoing, if the remainder of the Term of this Lease is less than five (5) years, then Tenant shall not be entitled to accept the Offer unless Tenant has remaining hereunder the right to renew or extend the Term of this Lease, in which case, Tenant shall exercise such option and the Term as to the Additional Space shall be coterminous wit the Term as so extended. If Tenant properly exercises its right to lease the Additional Space, the parties shall promptly thereafter execute an amendment to the Lease to include the Additional Space and to document the lease terms thereof. If Tenant fails to timely and properly accept the Offer or notify Landlord that Tenant has waived its rights to the Additional Space, Tenant’s rights to the Additional Space shall immediately terminate and Landlord may at any time thereafter immediately lease such Additional Space to any party upon any terms Landlord deems appropriate. Tenant’s rights described in this provision are personal to the original Tenant executing the Lease and may not be exercised or assigned voluntarily or involuntarily, by or to any person or entity other than the original Tenant.

31. ADDENDA AND EXHIBITS. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

a.	Lease Addendum Number One – “Work Letter”

b.	Lease Addendum Number Two – “Additional Rent - Operating Expense Pass Throughs”

c.	Lease Addendum Number Three - “Option to Renew Lease Term”

d.	Lease Addendum Number Four – [Intentionally Omitted]

e.	Lease Addendum Number Five – Rooftop License Agreement

f.	Exhibit A – Premises

g.	Exhibit B – Rules and Regulations

h.	Exhibit C – Commencement Agreement

i.	Exhibit D – Memorandum of Lease

j.	Exhibit E – Operating Expense Exclusions

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in three originals, all as of the day and year first above written.

TENANT:

INSMED INCORPORATED

a Virginia corporation

By:	/s/ Kevin P. Tully
Name:	Kevin P. Tully CGA
Title:	Executive Vice President and Chief Financial Officer

Date:	August 3, 2006

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership

By:	Highwoods Properties, Inc., its general partner
a Maryland corporation

	By:	/s/ Paul W. Kreckman
Paul W. Kreckman, Vice President

	Date:	August 4, 2006

LEASE ADDENDUM NUMBER ONE [ALLOWANCE]

WORK LETTER. This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final working drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”). This First Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Allowance. Landlord agrees to provide an allowance of up to $20.00 per rentable square foot of the Premises, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the “Allowance”). Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements in excess of the Allowance.

2. Space Planning, Design and Working Drawings.

a. On Tenant’s behalf, Landlord shall select designers and engineers (“Designer”), who will do the following at Tenant’s expense (which expense may be deducted from the Allowance):

i. Attend a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant’s requirements. The Designer shall provide one complete space plan. Tenant shall approve such space plan, in writing, within five days after receipt of the space plan.

ii. Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule.

iii. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises.

b. All plans and working drawings for the construction and completion of the Premises (the “Plans”) shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: (i) the Plans require design elements or materials that would cause Landlord to deliver the Premises to Tenant after the scheduled Commencement Date, or (ii) the estimated cost for any improvements under the Plan is more than the Allowance.

3. Tenant Plan Delivery Date. Tenant covenants and agrees to deliver to Landlord the final Plans for the Tenant Improvements no later than three business days after the final Plans are delivered to Tenant for review and approval (the “Tenant Plan Delivery Date”). Time is of the essence in the delivery of the final Plans. It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the Tenant Improvements, to obtain required permits, and to substantially complete the Tenant Improvements within the time frame provided in the Lease.

4. Work and Materials at Tenant’s Expense. On Tenant’s behalf, Landlord shall select a licensed general contractor or contractors (the “Contractor”) to construct and install the Tenant Improvements in accordance with the Plans (the “Work”) at Tenant’s expense (which expense may be deducted from the Allowance). Tenant agrees that the Contractor may be an affiliate of Landlord. Landlord shall coordinate and facilitate all communications between Tenant and the Contractor.

a. Prior to commencing Work, Landlord shall submit to Tenant in writing the cost of the Work, which shall include (i) the Contractor’s cost for completing the Work (including the Contractor’s general conditions, overhead and profit) and (ii) a construction supervision fee of ten percent (10%) of the cost of the Work to be paid to Landlord manage and oversee the work to be done on Tenant’s behalf. Tenant shall have five (5) business days to review and approve the cost of the Work. Landlord shall not authorize the Contractor to proceed with the work until the cost is mutually agreed upon and approved in writing and delivered to Landlord.

b. Any changes in the approved cost of the Work shall be by written change order signed by the Tenant. Tenant agrees to process change orders in a timely fashion. Tenant acknowledges that the following items may result in change orders:

i. Municipal or other governmental inspectors require changes to the Premises such as additional exit lights, fire damper or whatever other changes they may require. In such event, Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant.

ii. Tenant makes changes to the Plans or requests additional work. Tenant will be notified of the cost and any delays that would result from the change by a change order signed by Tenant before the changes are implemented. Any delays caused by such changes shall not delay the Commencement Date of the Lease.

iii. Any errors or omissions in the Plans or specifications that require changes. Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant, and shall not delay the commencement date of the Lease.

iv. Materials are not readily available, require quick ship charges, or require substitution.

v. The upfit schedule requires Express Review to get permits, which will increase the costs of the permitting process.

c. All work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.

5. Signage and Keys. In addition to the rights set forth in Section 10 of the Lease, Landlord shall provide door and directory signage in accordance with building standards. One access card per current employee on site as of the Commencement Date will be provided out of the Allowance. Any subsequently issued access cards will be at Tenant’s Expense (which expense may be deducted from the Allowance).

6. Commencement Date.

a. The Commencement Date shall be the date when the work to be performed by Contractor pursuant to the Plans approved by Landlord and Tenant has been substantially completed (excluding items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant’s use of the Premises — i.e., “punch list items”), and the Landlord delivers possession of the Premises to Tenant in accordance with Section 3 of the Lease.

2

b. Notwithstanding the foregoing, if Landlord shall be delayed in delivering possession of the Premises as a result of:

i. Tenant’s failure to approve the space plan within the time specified;

ii. Tenant’s failure to approve and return to Landlord the final Plans on or before the Tenant Plan Delivery Date;

iii. Tenant’s failure to approve Landlord’s cost estimates within the time specified;

iv. Tenant’s failure to timely respond to change orders;

v. Tenant’s request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date;

vi. Inability to obtain materials, finishes or installations requested by Tenant that are not part of the Building Standard Improvements;

vii. The performance of any work by any person, firm or corporation employed or retained by Tenant; or

viii. Any other act or omission by Tenant or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been delivered to Tenant on the date that Landlord and Designer determine that the Premises would have been substantially completed and ready for delivery if such delay or delays had not occurred.

7. Tenant Improvement Expenses in Excess of the Allowance. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Tenant will be billed for such costs and expenses as follows: (i) fifty percent (50%) of such costs and expenses shall be due and payable upon Tenant’s approval of the cost estimates for the Tenant Improvements; (ii) forty percent (40%) of such costs and expenses shall be due and payable when such work is substantially completed and the Premises are ready for delivery to Tenant; (iii) ten percent (10%) of such costs and expenses shall be due and payable upon final completion of all punch list items.

8. Repairs and Corrections. Landlord shall select a Contractor who will provide a one-year warranty from the date of delivery of the Premises, transferable to Tenant, for defective workmanship and materials. All manufacturers’ and builders’ warranties with respect to the Work shall be issued to or transferred to Tenant, without recourse to the Landlord. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than the Contractor selected by Landlord, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

9. Inspection of Premises; Possession by Tenant. Prior to taking possession of the Premises, Tenant and Landlord shall inspect the Premises and Tenant shall give Landlord notice of any defects or incomplete work (“Punchlist”). Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist which shall be completed by Landlord in a reasonable period of time, not to exceed thirty (30) days, except in those cases where needed materials or items are unavailable and Landlord is working diligently to obtain such materials or items, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

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10. Access During Construction. During construction of the Tenant Improvements and with prior approval of Landlord, Tenant shall be permitted reasonable access to the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not interfere with or delay construction work on the Premises and does not include moving furniture or similar items into the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry of the Premises.

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LEASE ADDENDUM NUMBER TWO

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2008 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined).

Tenant’s Proportionate Share shall be calculated by dividing the approximately 18,551 rentable square feet of the Premises by the approximately 103,816 net rentable square feet of the Building, which equals 17.9%. If during any calendar year the occupancy of the rentable area of the Building is less than 95% full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy. For purposes of calculating Tenant’s Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later.

For the calendar year commencing on January 1, 2008 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant’s Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, on a monthly basis, Tenant’s Proportionate Share of such annual increase in Operating Expenses. Within one hundred eighty days after the end of each calendar year or as soon as possible thereafter, Landlord shall send to Tenant a copy of the statement of Operating Expenses for the preceding calendar year (the “Annual Statement”). Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty days after the applicable Statement is sent to Tenant.

The term “Base Year” shall mean the twelve-month period beginning on January 1, 2007 and ending on December 31, 2007.

The term “Operating Expenses” shall mean all direct and indirect costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles consistently applied from year to year, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term “Operating Expenses” shall not include those items listed on Exhibit E attached hereto to the Lease.

LEASE ADDENDUM NUMBER THREE

OPTION TO RENEW LEASE TERM

1. Option to Extend. Tenant shall have the right and option to renew the Lease (“Renewal Option”) for one additional period of five (5) years (the “Option Term”); provided, however, the Renewal Option is contingent upon the following: (i) Tenant is not in monetary default at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of the Option Term, Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; (iv) Tenant is not disqualified by multiple defaults as provided in the Lease; and (v) Tenant is occupying the Premises. Following the expiration of the Option Term, Tenant shall have no further right to renew the Lease pursuant to this Lease Addendum Number Three.

2. Exercise of Option. Tenant shall exercise the Renewal Option by giving Landlord notice at least 180 days prior to the Expiration Date or the last day of the Option Term. If Tenant fails to give notice to Landlord prior to the 180 day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during the Option Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease, except as provided otherwise herein. Time is of the essence in exercising the Renewal Option.

3. Term. If Tenant exercises the Renewal Option, then during the Option Term, all references to the term “Term”, as used in the Lease, shall mean the “Option Term”.

4. Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

5. Base Rent for Option Term. The Minimum Base Rent for the Option Term shall be the Fair Market Rental Rate, determined as follows:

Definition. The term “Fair Market Rental Rate” shall mean the market rental rate for the time period such determination is being made for office space in class “A” office buildings in the Richmond, Virginia area (“AREA”) of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant’s cost), and whether adjustments are then being made in determining the rental rates for renewals in the AREA because of concessions being offered by Landlord to Tenant (or the lack thereof for the Option Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Option Term in question, based on the then current market rates.

Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the “FMR Notice”) for the Premises for the Option Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord’s assessment thereof, then Landlord and Tenant shall each appoint an independent real estate appraiser with an MAI designation and with at least ten (10) years’ commercial real estate appraisal experience in the AREA market. The two appraisers shall then, within ten (10) days after their designation, select an independent third appraiser with like qualifications. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may apply to the then presiding Clerk of the Circuit Court of Henrico County, Virginia for selection of a third appraiser who meets the qualifications stated above. Within twenty (20) business days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Rental Rate. If a majority of the appraisers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the appraiser selected by it and shall share equally the cost of the third appraiser.

Administration. If Tenant has exercised the Renewal Option and the Fair Market Rental Rate for the Option Term has not been determined in accordance with this Lease Addendum Number Three by the time that Rent for the Option Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Option Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease Addendum Number Three until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease Addendum Number Three) for the Option Term during the interval in question.

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LEASE ADDENDUM NUMBER FOUR

[INTENTIONALLY OMITTED]

LEASE ADDENDUM NUMBER FIVE

ROOFTOP LICENSE

1.	Grant. Landlord hereby grants to Tenant the non-exclusive right (hereinafter collectively the “Rooftop Rights”)

(a)	To install, operate, maintain and remove, at Tenant’s sole expense and risk, certain rooftop communications equipment (hereinafter the “Equipment”) as described in Exhibit “A” attached hereto and made a part hereof.

(b)	To install, maintain, operate, and replace at Tenant’s sole expense and risk, certain connecting equipment, including, but not limited to, the cables, conduits, and connecting hardware necessary for the operation of the Equipment (hereinafter the “Connecting Equipment”).

(c)	To pull such Connecting Equipment through the Building common areas (utilizing a separate raceway to be installed by Tenant and routing as approved by Landlord) for the purpose of connecting Tenant’s rooftop Equipment to the related Equipment located in Tenant’s lease Premises.

The Rooftop Rights granted herein are not exclusive and Landlord reserves the right to grant, renew or extend rooftop communications rights to others; provided such rights do not render Tenant’s utilization of the site impractical. If Landlord grants Rooftop Rights to any future tenant, operator or licensee (“Future Licensee”), and such Future Licensee’s equipment interferes with Tenant’s operation and use of it Equipment, Landlord will direct the Future Licensee to take all steps reasonably necessary to reduce the level of interference to a level that does not materially impair Tenant’s operation and use of its Equipment. If such Future Licensee cannot or does not reduce the interference to a level that does not materially impair Tenant’s operation and use of its Equipment, Landlord shall terminate the license with such Future Licensee and require the Future Licensee to remove the equipment causing such interference.

2.	Term. The Rooftop Rights granted to Tenant by Landlord shall commence upon the Occupancy Date of the Lease (“Rooftop Commencement Date”) and shall have an expiration date co-terminus with the Lease (unless sooner terminated by Landlord or Tenant as provided herein).

3.	Use. Tenant agrees to use the Equipment and Connecting Equipment exclusively for its own use. Tenant shall not use the Equipment or Connecting Equipment to provide services to any outside party without Landlord’s prior written consent, it being acknowledged that changes in the use of Tenant’s Equipment or Connecting Equipment may increase the value of the Rooftop Rights granted herein. Tenant shall not utilize the Equipment or Connecting Equipment in any manner which is in violation of any governmental laws, rules or regulations, whether now existing or hereinafter enacted or which is in violation of the Building Rules and Regulations. Tenant may not make any use of the Equipment or Connecting Equipment that (i) is or may be a nuisance or trespass or otherwise disturbs the other tenants in the Building, (ii) increases any insurance premiums, or (iii) makes such insurance unavailable to Landlord on the Building under the insurer’s standard underwriting criteria.

Landlord makes no warranty or representation that the Building, the Building rooftop, or any improvements therein (including without limitation any existing equipment rooms, conduits, cables, and other spaces and products related to the operation or installation Tenant’s Equipment) (hereinafter collectively the “Equipment Space”) are suitable for Tenant’s intended use. Landlord further makes no warranty or representation that Tenant’s rooftop equipment will not be affected by or suffer interference from existing rooftop equipment, provided such existing equipment is operating in compliance with the terms and conditions allowed by the applicable rooftop agreement. Tenant acknowledges (i) that Tenant shall perform all necessary studies and reports to determine the suitability of the Equipment Space for Tenant’s intended use; (ii) that Tenant has not relied on any statements, representations, or any other indications (whether verbal, written, or both) made by Landlord, its employees, officers, agents, representatives, contractors, or brokers regarding the condition and suitability of the Equipment Space for Tenant’s intended use; and (iii) that Tenant has inspected the Equipment Space and accepts the same “as is” and agrees that Landlord is under no obligation to perform any work or provide any materials in preparation for the installation, maintenance or operation of Tenant’s Equipment or Connecting Equipment. Tenant further acknowledges that the Equipment Space may be accessed by Landlord’s authorized representatives, including but not limited to, authorized personnel representing other communications carriers, and agents, employees, contractors, representatives, and subcontractors, of Landlord.

4.	Termination. Provided Tenant is not then in default, Tenant may terminate its Rooftop Rights at any time, with or without cause, with thirty (30) -days prior written notice to Landlord. Termination rights granted to Landlord and Tenant in the Lease shall also be fully applicable to the Rooftop Rights granted herein.

5.	Rent. [Intentionally Omitted]

6.	Equipment. The Equipment and the Connecting Equipment shall be installed in strict accordance with the specification set forth in Exhibit “A” and any subsequent plans and specifications approved by Landlord as set forth herein. Tenant shall at all times operate and maintain the Equipment and the Connecting Equipment in good condition and in compliance with all federal, state, and local laws, ordinances, and rules. Equipment replacements shall be restricted to equipment substantially similar in function and size to the Equipment described in Exhibit “A.” The installation of any additional equipment or equipment dissimilar in function or size to that described in Exhibit “A” shall be deemed an act of default by Tenant.

Tenant shall not place any load upon any floor or upon the roof of the Building contrary to the weight, method of installation and position reasonably prescribed by Landlord.

The Equipment and Connecting Equipment shall remain at the sole risk of Tenant, and Landlord shall not be liable for any damage, theft, misappropriation or loss regardless of the cause thereof, and Tenant expressly waives any and all claims it may have against Landlord with respect to the same.

7.	Equipment Installation. Prior to the commencement of any work or the installation of any Equipment or Connecting Equipment, Tenant shall:

a)	Prepare and deliver to Landlord an outline of the Building rooftop, indicating the proposed location of the rooftop Equipment, a description of the proposed method of installation, and the proposed routing of any rooftop Connecting Equipment. Tenant shall also describe, in reasonable detail, the proposed routing of all non-rooftop Connecting Equipment. No work shall commence until Landlord has approved, in writing, all construction and installation plans, which approval shall not be unreasonably withheld or delayed. Landlord shall indicate its approval or disapproval and notify Tenant of any required changes within ten (10) business days after Landlord receives such plans from Tenant. In no event shall Landlord’s approval or change of such plans be deemed a representation that Tenant’s Equipment and Connecting Equipment will not cause interference with other systems in the Building or that Tenant’s plans comply with applicable laws, rules or regulations; such responsibility shall remain solely with Tenant.

b)	Tenant warrants that the installation of the Equipment and Connecting Equipment shall be in strict compliance with (i) Exhibit “A” attached hereto; (ii) any subsequent plans and specifications approved by Landlord; (iii) all Equipment manufacturer’s recommendations; and (iii) all applicable laws, rules or regulations. Tenant shall not make any material modifications to the Equipment Space without Landlord’s prior written approval, which Landlord shall determine in its sole discretion. Tenant shall also insure that the installation and construction shall be performed in a neat, responsible, and workmanlike manner, using generally accepted construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant shall promptly notify when all work has been completed and all work shall be inspected by Landlord. Within five (5) business days following Tenant’s completion of the installation, Tenant shall provide Landlord with documentation evidencing that all applicable permits, licenses, and approvals required for the installation, maintenance, and operation of the Equipment and Connecting Equipment have been obtained.

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c)	Tenant acknowledges that the structural integrity of the load bearing capability of the roof, the moisture resistance of the roof membrane, and the ability of Landlord to safely access all parts of the roof are of critical importance to Landlord. Tenant agrees that all specifications and plans will provide sufficient specificity to ensure that these concerns are protected. Tenant shall not make any penetrations of the roof membrane without the Landlord’s prior written approval. Any penetrations of the roof membrane approved by Landlord shall be made at Tenant’s sole cost and expense by a qualified roofing contractor selected by Landlord to ensure full compliance with the terms of all existing roof warranties. Tenant shall be fully liable to Landlord for any unauthorized activities that violate the terms of any warranty on the roof membrane and results in the full or partial loss of any roof warranty coverage otherwise available to Landlord. Tenant shall handle all parts, materials, and substances capable of damaging the roof membrane in a manner that fully protects the integrity of the membrane. Any roof damage caused by Tenant or any of Tenant’s agents, representative, employees, contractors, subcontractors or invitees shall be made at Tenant’s sole cost and expense by a roofing contractor selected by Landlord. Landlord, in its sole discretion, may require Tenant to install, at Tenant’s sole cost and expense, rooftop walk pads if Landlord considers such pads necessary to protect the integrity of the roof membrane.

d)	Tenant, in the exercise of its Rooftop Rights granted herein, shall not at any time (as determined by Landlord in its sole judgment), disrupt Building operations, including but not limited to, blocking access to or in any way obstructing Building entrances, lobbies, hallways, elevators, or interfere or hinder the use of the Building’s loading docks. Any work activities deemed disruptive to Building operations, including but not limited to core drillings, must be performed after normal business hours as defined by Landlord.

e)	Tenant shall, at is sole cost and expense, repair or refinish any surface of the Building damaged by or during the installation, operation, maintenance or removal of Tenant’s Equipment or Connecting Equipment and caused by Tenant or any of its agents, representatives, employees, contractors, subcontractors, or invitees. In the event Tenant fails to promptly repair or refinish any such damage, Landlord may, in its sole discretion, repair or refinish such damage to Landlord’s satisfaction and Tenant shall reimburse Landlord for all costs and expenses incurred in such repair or refinishing together with an administrative charge of fifteen percent (15%) of such costs and expenses. All such sums shall be deemed to be Additional Rent payable to Landlord.

f)	Tenant shall attach a label to (i) all rooftop Equipment and Connecting Equipment located on the rooftop and (ii) to all cabling passing through all Building common area equipment and telephone rooms. Each label shall included, at a minimum, the following information

(a)	Tenant’s name

(b)	If cabling, the floor where the cable originates and the floor where it terminates

g)	Tenant shall obtain, at its sole cost and expense, prior to the commencement of any construction activities or Equipment or Connecting Equipment installations, any necessary federal, state, and municipal permits, licenses and approvals. Tenant’s Equipment and Connecting Equipment shall comply with all applicable safety standards, as modified from time to time, of any governing body with jurisdiction over Tenant’s operations.

h)	Any specialized use of the elevators must be coordinated with Landlord’s property manager.

i)	Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.

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8.	Tenant’s Covenants.

a)	Tenant shall at its sole cost and expense, maintain the Equipment and Connecting Equipment in proper operating condition and maintain same in a safe condition.

b)	Tenant’s Equipment and Connecting Equipment shall not disrupt, adversely affect, or interfere with (i) the operation of any existing communications equipment at the Building, (ii) any tenant’s or occupant’s use or operation of communications or computer devices, or (iii) the operation of any Building system. In the event interference occurs, Tenant shall correct such interference within twenty-four (24) hours after receiving written notice that such interference is possibly caused by Tenant’s Equipment. Landlord reserves the right to disconnect power to any of Tenant’s Equipment in the event Tenant fails to correct such interference within such twenty-four (24) hour period. Tenant hereby releases Landlord from any and all liability and damages, which results or possibly results from any such disconnection.

9.	Utility Service. In the event Tenant’s Equipment requires utility service beyond the limits set forth in the Lease, Tenant shall pay for all related utility costs. Subject to availability as determined by Landlord in its sole discretion, Tenant may connect to the existing electrical service to the Building provided that Tenant, at Tenant’s sole expense, installs an Emon Dmon sub-meter capable of measuring both electricity consumption and demand. In such event, Tenant shall reimburse Landlord for the costs of Tenant’s electrical use, including Landlord’s administrative charge of $20.00 per month for meter reading and administrative processing. Landlord shall invoice Tenant on a monthly basis (or such other billing cycle as may be mutually acceptable to both Landlord and Tenant), and all sum due related to Tenant’s electrical usage shall be due to Landlord as Additional Rent. Landlord shall have no liability to Tenant or any third party for any interruption, curtailment, stoppage, or suspension of any utility service.

10.	Access. Tenant hereby acknowledges that for reasons of safety and security, Landlord must restrict access to the Building rooftop and Building common areas to authorized personnel only. Landlord agrees that Tenant’s authorized representative shall have access to the Equipment Space during normal business hours (typically defined as 7:30 a.m. to 4:30 p.m., Monday through Friday, excluding state and national holidays) free of charge. Access after normal business hours will require Landlord to dispatch personnel and Tenant shall reimburse Landlord, as Additional Rent, for the associated personnel costs at Landlord’s then current overtime hourly billable rate (Landlord’s overtime rate is currently $52.50 per hour).

Except in the event of an emergency, Tenant agrees to give at least twenty-four (24) hours notice to Landlord of its intent to enter the Equipment Space. At the time such notice is given, Tenant shall inform Landlord of the names of the person(s) who will be accessing the Equipment Space, the reasons for the entry, and the expected duration of the work to be performed. Tenant acknowledges that Landlord may not maintain personnel on-site and any requested access without prior notification may result in unavoidable and unpredictable delays.

At no time shall Tenant or any of Tenant’s agents, employees, contractors, subcontractors, or representative attempt to connect, tamper with, adjust, alter, or otherwise affect the operation of any equipment or systems belonging to Landlord or any other third-party without the prior written approval of Landlord or the affected third-party, as appropriate. Landlord reserves the right, in its sole discretion, to select or approve any contractor whose work activities will connect, interact with, or potentially affect any Building equipment or systems.

11.	Relocation. Landlord, at its sole expense and discretion, may require Tenant to relocate any or all of the Equipment and Connecting Equipment located on the rooftop or within the Building, provided that such relocation does not materially and adversely impair the operation of the Equipment and Connecting Equipment or materially degrade the quality of transmission of the Equipment and Connecting Equipment. In the event Landlord requires Tenant to relocate Tenant’s Equipment or Connecting Equipment, as the case may be, Tenant shall within sixty (60) days either: (i) terminate this License upon written notice to Landlord; or (ii) commence efforts to relocate the Equipment or the Connecting Equipment, as the case may be, and complete their relocation with on hundred twenty (120) days of the

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date of Landlord’s original notice to Tenant to relocate, in which event Landlord shall reimburse Tenant for any reasonable, actual, out-of-pocket costs or expenses paid by Tenant to third parties in connection with such relocation. Landlord will permit Tenant to perform a standard cutover procedure, if required by any relocation of Equipment, which will ensure that the relocated Equipment is operational for services prior to discontinuing service from the old location.

In the event all or a portion of the roof membrane must be repaired or replaced, or any other Building maintenance need arises that requires the temporary removal of the Equipment and Connecting Equipment, Tenant shall be fully responsible, at its sole cost and expense, for the removal and re-installation of all Equipment. Except in the case of emergencies, Landlord shall provide Tenant with forty-eight (48) hours notice of any planned repairs or replacements that will require the removal of Tenant’s Equipment, unless Landlord is unable to provide forty-eight (48) hours notice due to the nature of the repair or replacement, in which event Landlord shall provide as much notice as reasonably possible. Landlord shall promptly notify Tenant when the repair or replacement is complete and the re-installation of the Equipment may commence. All Equipment shall be re-installed in strict accordance with the specifications previously approved by Landlord and in effect at the time of the Equipment’s removal. Landlord shall have no liability to Tenant or any third-party for any losses incurred as a result of the relocation and re-installation.

12.	Removal. Provided Tenant is not in default under the terms of the Lease or its obligations under the Rooftop Rights granted herein, Tenant may, prior to the Expiration Date, remove its Equipment from the Building; provided, however, Tenant shall repair all damage caused by such removal and perform such restoration as may be required under the terms of the Lease. In any event, Tenant shall remove all of its Equipment and Connecting Equipment (unless Tenant obtains Landlord’s prior written consent to allow the Connecting Equipment, or portions thereof, to remain in place and become the property of Landlord, such consent to be at Landlord’s sole discretion) prior to the Expiration Date or earlier termination (for whatever cause) of Tenant’s Rooftop Rights. In the event Tenant’s Equipment and Connecting Equipment or any portion thereof (excepting any Connecting Equipment to remain in place per Landlord’s consent as described above) is not removed prior to the Expiration Date or earlier termination of Tenant’s Rooftop Rights, such property shall be deemed abandoned by Tenant and Landlord may dispose of same in whatever manner Landlord may elect without any liability to Tenant. Any expenses incurred by Landlord as a result of the removal and disposition of Tenant’s Equipment and Connecting Equipment, or any portion thereof, deemed abandoned by Tenant shall be paid to Landlord by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s invoice.

13.	Assignment – Sublicense. Tenant shall not assign, sublicense, or otherwise transfer the Rooftop Rights or any portion there of without Landlord’s prior written consent, which Landlord shall determine in its sole discretion. Not withstanding the foregoing, Tenant shall have the right, without Landlord’s consent, but upon written notification to Landlord, to assign or sublicense Tenant’s Rooftop Rights to (i) any corporation or partnership that controls, is controlled by, or is under common control with Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenants’ assets as a going concern of the business that is being conducted at the Building, as long as the assignee or sub-licensee is a bono fide entity and assumes the obligations of Tenant, and continues the same permitted use set forth in the terms and conditions set forth herein. Landlord must be given prior written notice of any such assignment or sublicense, and failure to do so shall be a default by Tenant hereunder. Acceptance of Rooftop Rent payments by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord.

In no event shall Tenant’s Rooftop Rights be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

If Tenant’s Rooftop Rights shall be assigned or sublicensed by Tenant at a Rooftop Rent that exceeds the Rooftop Rent to be paid to Landlord hereunder, then any such excess shall be paid over to Landlord by Tenant.

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Exhibit A to Rooftop License

Exhibit A must be attached prior to the execution of the Rooftop License and should include (at a minimum) the following Equipment specifications:

1.	The make, model and serial numbers of all transmitter, receivers, antennas and associated equipment.

2.	The dimensions and specifications for any Equipment to be positioned on the Building rooftop, including:

a)	The maximum height of the Equipment (from Building rooftop membrane to the highest point on the Equipment), including any mounting hardware.

b)	The diameter of the satellite dish [if satellite dish] or the diameter of the antenna [if an antenna].

c)	The color of any antenna that will extend above roof screens.

d)	The dimensions (footprint) of any satellite dish supports to be placed on the rooftop and the ballast to be use [satellite dish].

e)	The total weight of the rooftop Equipment.

f)	A description of win-load characteristics.

g)	The frequencies of all transmitter, receiver, and antennas.

h)	The azimuth of all Equipment.

i)	The effective radiated power for all transmitting Equipment.

3.	A detailed description of power requirements and any proposed connections to Building equipment or systems.

4.	A detailed description of mounting requirements.

5.	A description of the intended use of the Equipment.

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EXHIBIT A

PREMISES

EXHIBIT B

RULES AND REGULATIONS

1.	Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established. If Tenant requires a replacement of the FOB key provided at the commencement of the Term, it shall be at Tenant’s expense. All additional keys and access cards requested by Tenant shall be provided at Tenant’s expense.

2.	Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3.	Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.	Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.	Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matters other than that provided for above.

6.	Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.	Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.	Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls;

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blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9.	Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

10.	Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, without the prior written consent of Landlord and shall include Tenant’s obligation to pay all costs associated and shall be restored under the terms of this Lease, including, but not limited to Section 8(e), or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

11.	Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12.	Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.	Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.	Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

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15.	Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16.	Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

17.	Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

18.	Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (804) 747-7800.

19.	Parking. Parking is in designated parking areas only. There shall be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.	Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (804) 747-7800.

21.	Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

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EXHIBIT C

COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE

This COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE (the “First Amendment”), made and entered into as of this              day of                     , 200    , by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and                     , a              corporation (“Tenant”);

W I T N E S S E T H :

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated                      (the “Lease”), for space designated as Suite             , comprising approximately                      rentable square feet, in the                      Building, located at                                         , City of             , County of             , State of             ; and

WHEREAS, the parties desire to confirm the Commencement Date and Expiration Date, amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Lease Term. Section 1b of the Lease, entitled “Term”, shall be amended to provide that the Commencement Date is: and the Expiration Date is: .

2.	Base Rent. Section 1e of the Lease, entitled “Base Rent”, shall be amended as follows:

A.	Base Rent. The minimum Base Rent for the Term shall be $ , instead of $ .

B.	Rent Schedule. The rent schedule provided in Section 1e shall be replaced with the following rent schedule:

3.	Miscellaneous. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed to them in the Lease.

4.	Lease Effectiveness. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

a corporation

By:
Name:
Title:

Date:

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP

a North Carolina limited partnership

By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:

Date:

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EXHIBIT D

[MEMORANDUM OF LEASE]

EXHIBIT E

Operating Expense Exclusions

Unless specifically described as an illustration of an Operating Expense above, Operating Expenses shall not include the following:

1) leasing commissions, rents payable for a leasing office, costs, disbursements, and other expenses incurred for leasing,

2) renovating, or improving space for Tenants; costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for Tenants;

3) Landlord’s cost of electricity or any other service sold to Tenants for which Landlord is to be reimbursed as a charge over the Minimum Rent and Additional Rent payable under the lease with that Tenant;

4) depreciation and amortization on the Building except as expressly permitted elsewhere in the Lease;

5) costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied, but shall not include any capital improvements or expenses that are designed or incurred primarily to reduce Operating Expenses, provided that the amortized amount of these capital items in any year shall not exceed the estimated resulting reduction in Operating Expenses for the same year.

6) federal, state, or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, and penalties or interest for late payment of Real Estate Taxes;

7) costs incurred because Landlord or another Tenant violated the terms of any lease; overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of the services, supplies, or materials were higher than the cost thereof if they had not been provided by a subsidiary or affiliate;

8) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

9) compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

10) rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature; items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more Tenants of the Building other than Tenant without reimbursement;

11) advertising and promotional expenditures;

12) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord’s insurance would have provided insurance, whichever is the greater coverage, any other costs recoverable by Landlord under its insurance, and except for the cost of deductibles paid by Landlord for insurance;

13) nonrecurring costs incurred to remedy structural defects;

14) fines or penalties incurred because Landlord violated any governmental rule or authority;

15) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Building;

16) and other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, replacement, management, or operation expenses.

Furthermore, Common Area Costs shall not include costs or expenses of a partnership, or other entity, which constitutes Landlord not directly related to the Building (such as accounting fees, tax returns and income taxes of such entity), expenses incurred by Landlord not directly related to the land, the Building, and/or its operations including, without limitation, compensation paid to officers, executives, or partners of Landlord.

“Capital expenditures and/or improvements” means those expenditures that, in accordance with generally accepted accounting principles consistently applied, are not fully chargeable to current expenses in the year the expenditure is incurred.